UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
☒	Definitive Information Statement

Green Builders, Inc.
(Name of Registrant as Specified In Its Charter)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Green Builders, Inc.
8121 Bee Caves Road
Austin, Texas 78746

September 4, 2009

Notice of Proposed Action by Written Consent of the Holders of the Majority of the Voting Power to be taken on or about September 25, 2009.

To the Shareholders of Green Builders, Inc.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the common stock, par value $0.001 per share (the “Common Stock”), of Green Builders, Inc., a Texas Corporation  (the “Company,” “we,” “our,” or “us”), to notify such shareholders that pursuant to a written consent by the holders of a majority of the voting power of the Company (the “Majority Shareholders”), the Company intends to take certain action as more particularly described in this Information Statement.  Only shareholders of record at the close of business on August 26, 2009 (the “Record Date”) will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

On September 4, 2009, the Company received a written consent in lieu of a meeting of shareholders (the “Action by Written Consent”) executed by the Majority Shareholders entitled to vote as of the Record Date in which the Majority Shareholders elected three directors to the Company’s Board of Directors (the “Board”).

The actions to be taken pursuant to the Action by Written Consent shall not become effective until at least twenty (20) calendar days after the mailing of this Information Statement to our shareholders, which is expected to be on or about September 25, 2009.

The decision to forgo holding an annual meeting of shareholders and to rely upon the shareholders acting by written consent in lieu of an annual meeting is authorized by Section 3.11 of the Company’s bylaws, which provides that any action which, under applicable provisions of law, may be taken or ratified at a meeting of the shareholders, may be taken or ratified without a meeting if authorized in writing by shareholders holding a majority of the voting power and entitled to vote on the action presented.  In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect or ratify the proposals as early as possible, the Board has elected to utilize the Action by Written Consent of the Majority Shareholders.  You are urged to read this Information Statement in its entirety for a description of the actions taken by the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board has fixed the close of business on the Record Date for the determination of the shareholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about September 4, 2009 to all shareholders of record as of the Record Date.

By order of the Board of Directors,

Clark N. Wilson
Secretary

Austin, Texas
September 4, 2009

PROPOSED ACTIONS TO BE TAKEN

This Information Statement contains a summary of the material aspects of the actions approved by Board and the Majority Shareholders pursuant to the Action by Written Consent.

You are being provided with this information statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the actions set forth below will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

ELECTION OF DIRECTORS

The Company’s Bylaws allow for the Board to fix the number of directors, and the Board currently consists of three members.  On August 10, 2009, the Board nominated all of the current members of the Board to stand for election to the Board to serve until their respective successors are elected and qualified or until their earlier resignation or removal.  The following slate of nominees was approved by the Action by Written Consent executed by the Majority Shareholders on September 4, 2009:

Name	Title	Age	Began Service
Clark N. Wilson	Director and Chairman	52	2005
Jay Gouline	Director	56	2006
William Weber	Director	58	2008

Approval of the nominees required the affirmative vote of a plurality of the shares of common stock entitled to vote for such nominees (the “Requisite Vote”).  Each of the nominees received the Requisite Vote pursuant to the Action by Written Consent.

Clark N. Wilson has served as the Chairman of the Board and as our President and Chief Executive Officer since October 2005. Beginning in 2002, Mr. Wilson served as a principal in Athena Equity Partners-Hays, L.P., a Texas limited partnership that specialized in commercial real estate investments, which merged with Wilson Family Communities, Inc. in May 2005. Mr. Wilson served as the President and Chief Executive Officer of Clark Wilson Homes, Inc., a subsidiary of Capital Pacific Holdings, from 1992 to 2002. Previously, Mr. Wilson was the President of Doyle Wilson Homebuilder, Inc., serving in that position in 1992. Mr. Wilson served as Vice President of Doyle Wilson Homebuilder, Inc. from 1986 to 1992. Mr. Wilson attended Amarillo College and the University of Texas at Austin, and has nearly 25 years of experience in the homebuilding industry.

Jay Gouline has served as a director of our company since March 2006. Since 1982, Mr. Gouline has served as the Managing Member of Mayfield Associates, LLC, and the President of the General Partner of its predecessor in interest, Mayfield Associates Limited Partnership, a private company engaged in real estate acquisition, development and property management activities.  From 1982 until 2007, Mr. Gouline also served as President of Springlake Corporation, a private company engaged in real estate acquisition, development and property management activities. Since 1991, Mr. Gouline also has served as an instructor at the Edward Saint John School of Real Estate at Johns Hopkins University. From September 1985 to May 1991, Mr. Gouline served as an instructor at the University of Maryland, University College. Mr. Gouline holds a B.A. in Economics and Political Science from Lake Forest College and an MBA with majors in Finance and Accounting from the University of Chicago.

William Weber has served as a director of our company since September 2008.  Mr. Weber is the Principal and CEO of Weber Homes, a privately-held home building company involved in acquiring land, processing approvals, land development, construction and sales of new homes.  He has served in that capacity since 2005.  From 1996 to 2005, Mr. Weber was Division President for the Metro New York/New Jersey division of Pulte Home Corporation.  From 1985 to 1996, Mr. Weber served in various capacities, including Vice President of Operations for the New Jersey division of K. Hovnanian Enterprises.  Mr. Weber holds a B.B.A. in Marketing from the University of Houston and a MBA in Finance from Sam Houston State University.  Mr. Weber is a licensed New Jersey Real Estate Broker.

CORPORATE GOVERNANCE

On an annual basis each director and executive officer is obligated to complete a Directors and Officers Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Board is charged with resolving any conflicts of interest involving the Chief Executive Officer, the Chief Financial Officer or any executive officer of the Company.

Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

[Board of Directors] or [Name of Individual Director(s)]
Green Builders, Inc.
c/o Corporate Secretary
8121 Bee Caves Road
Austin, Texas  78746

Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the Company’s books, of the shareholder sending such communication, and (iii) the class and number of shares of Green Builders, Inc. common stock that are beneficially owned by such shareholder.

The Board has instructed the Corporate Secretary Counsel to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary and not forwarded to the Board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants. The code is intended to comply with Item 406 of Regulation S-B of the Securities Exchange Act of 1934. Our Code of Business Conduct and Ethics is posted on our Internet website under the “Investor Relations” tab of our “Corporate” page. Our Internet website address is www.greenbuildersinc.com.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings

The Board of Directors conducts its business through meetings and through its committees.  The Board of Directors consisted of five directors at the start of 2008, but one director resigned in August 2008 and a second director resigned in September 2008.

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, applicable committee and shareholders’ meetings.  The Board of Directors met five (5) times during fiscal 2008.  During fiscal 2008, each director attended or participated in at least 75% of the aggregate of the meetings held by our Board of Directors and each committee of the Board of Directors on which he or she served during the period for which he or she served.  One member of our Board of Directors, Clark N. Wilson, is an employee of Wilson Family Communities, Inc., our wholly-owned subsidiary, and is therefore not an independent director.  Jay Gouline and William Weber are non-employee, independent directors under the rules of the NYSE Amex.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In accordance with best practice, all the committees are comprised solely of non-employee, independent directors.  The charter of each committee is available in print to any shareholder who requests it. The table below shows current membership of each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jay Gouline*	William Weber*	Jay Gouline*
William Weber	Jay Gouline	William Weber

* Denotes Committee Chairman

Audit Committee

Audit Committee.  Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing any earning announcements and other public announcements regarding our results of operations in collaboration with our management and independent auditors; and

•	preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee is comprised of Messrs. Gouline and Weber. Mr. Gouline serves as Chairman of the Audit Committee. Our Board of Directors has determined that all members of the Audit Committee are independent under the rules of the Securities and Exchange Commission. The Board further has determined that both Mr. Gouline and Mr. Weber qualify as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Audit Committee met four (4) times during fiscal 2008.

Our Audit Committee’s charter is available on our website at www.greenbuildersinc.com.

Compensation Committee.  Our Compensation Committee assists our Board of Directors in determining the compensation of our directors, officers and other key employees. Specific responsibilities include:

•	approving the compensation and benefits of our executive officers and other key employees;

•	reviewing the performance objectives and actual performance of our executive officers and other key employees;

•	administering our stock option and other equity compensation plans; and

•
reviewing and discussing with management the compensation discussion and analysis that the Securities and Exchange Commission requires in registration statements, annual reports on Form 10-K and proxy statements that are filed with the Securities and Exchange Commission.

Our Compensation Committee is comprised of Messrs. Weber and Gouline.  Mr. Weber serves as Chairman of the Compensation Committee.

The Compensation Committee met four (4) times during fiscal 2008.

Our Compensation Committee’s charter is available on our website at www.greenbuildersinc.com.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee assists the board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•
evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our Board committees;

•	establishing a policy for considering stockholder nominees for election to our Board of Directors; and

•	evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Corporate Governance Committee is comprised of Messrs. Gouline and Weber.  Mr. Gouline serves as chairman of our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met one (1) time during fiscal 2008.

Our Nominating and Corporate Governance Committee’s charter is available on our website at www.greenbuildersinc.com.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The committee considers recommendations of potential candidates from current directors, management and shareholders. Shareholders’ nominations for directors must be made in writing and be addressed to the Chairman of the Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than the close of business on the tenth day following the day on which notice of the 2010 annual meeting of shareholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in order to be included in the proxy statement for the next annual election of directors.

Chairman of the Nominating Committee
Green Builders, Inc.
c/o Corporate Secretary
8121 Bee Caves Road
Austin, Texas  78746

Any such shareholder nomination notice should clearly indicate that it is a recommendation of a director candidate by a shareholder and must set forth (i) the name, age, business address and residential address of the recommended candidate; (ii) the principal occupation or employment of such recommended candidate; (iii) the class and number of shares of our stock that are beneficially owned by such recommended candidate; (iv) a description of all understandings or arrangements between the shareholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the shareholder; and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the shareholder is a holder of record of our common stock entitled to vote at such meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such nomination; (iii) the class and number of shares of our common stock that are beneficially owned by such shareholder; (iv) any material interest of the shareholder in such recommendation; and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as proponent of a shareholder proposal. Assuming that a shareholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a shareholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Determination of Executive Compensation

The Compensation Committee is responsible for evaluating and setting the compensation for our named executive officers. The Compensation Committee sets executive compensation by evaluating base salary (cash), short-term incentives (bonus — cash, equity, or both), long-term incentives (equity), and benefits. The Compensation Committee is solely responsible for determining the compensation of our named executive officers. The named executive officers do not participate in deliberations relating to their own compensation. No compensation consultant advised the Compensation Committee in determining the compensation of our named executive officers in fiscal 2008.

As the only director on our Board of Directors who also is an employee of our company, Clark Wilson does not receive any additional compensation for his service as a member of our Board of Directors. We reimburse our directors for travel and lodging expenses in connection with their attendance at Board and committee meetings. Our non-employee directors each received an option to purchase 20,000 shares of common stock upon joining our Board.  In addition, in fiscal 2008 our non-employee directors received an annual retainer of $25,000 but did not receive any stock options.  Audit committee members receive additional compensation equal to $5,000 per year and compensation committee members receive additional compensation equal to $3,000 per year.

Independent Director Meetings

The independent members of our Board of Directors meet in conjunction with each regularly scheduled meeting of our Board of Directors and other sessions may be called at the request of the independent directors.

Attendance at Annual Meetings

The Company does not have a policy regarding the attendance of Board members at annual meetings.  Each of the then-current directors attended the 2008 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of our fiscal 2008 audited financial statements:

Management is responsible for Green Builders, Inc.’s internal controls and the financial reporting process.  The independent auditors are responsible for performing an independent audit of Green Builders, Inc.’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed the audited financial statements and held discussions with management regarding the audited financials statements.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

We have discussed with the Company’s independent auditors, PMB Helin Donovan, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  We have also received and discussed the written disclosure and the letter from PMB Helin Donovan, LLP required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also discussed the independence of PMB Helin Donovan, LLP with that firm.

Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

Jay Gouline (Chair)
William Weber

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth the biographical information for each of Green Builder’s executive officers as of September 4, 2009.

Clark N. Wilson.  See Mr. Wilson’s biography above.

Cindy Hammes has served as our Vice President of Finance since January 2008.  From May 2007 to January 2008, she served as the Company’s Controller.  From July 2006 to May 2007, Ms. Hammes served as Controller for Andrew Harper Travel, a privately-held luxury travel services company.  From November 2003 to May 2006, Ms. Hammes served in various capacities at Capital Pacific Homes, a privately-held national homebuilding company, including as Controller/Division CFO and Senior Financial Analyst.  From August 2001 to November 2003, Ms. Hammes served in various capacities at Deloitte and Touche, LLP, including as a Senior Auditor.  Ms. Hammes is a Certified Public Accountant and holds a B.S. in Finance and Accounting from Kansas State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Clark N. Wilson,	2008	276,000	–	–	–	–	–	–	276,000
Chairman, President & CEO	2007	203,138	–	–	–	–	–	1,061	204,199
	2006	240,000	–	–	–	–	–	4,275	244,275

Cindy Hammes,	2008	112,500	–	–	–	–	–	–	112,500
Vice President of Finance(3)

David Goodrum,	2008	120,750	–	–	–	–	–	–	120,750
Former Vice President of Land Development(4)	2007	93,750	–	–	90,000	–	–	–	183,750
	2006	102,500	–	–	5,250	–	–	6,000	113,750

(1)      All amounts listed for 2008 are for the fiscal year beginning October 1, 2007 and ending September 30,  2008.  All amounts listed for 2007 are for the transitional period beginning January 1, 2007 and ended September 30, 2007.  All amounts listed for 2006 are for the year  beginning January 1, 2006 and ending December 31, 2006.

(2)      Amounts calculated pursuant to SFAS 123R.

(3)      Ms. Hammes has served as our Vice President of Finance since January 2008 and as our Controller from May 2007 to January 2008.

(4)      Mr. Goodrum served as our Vice President of Land Development until September  2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

Option Awards							Stock Awards
Name	Number of Securities Underlying Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Clark N. Wilson	100,000	–	–	$2.00	5/28/2015	33,333	–	–	–
Cindy Hammes	50,000	–	–	$3.25	5/11/2017	32,881	–	–	–
	50,000	–	–	$1.65	9/16/2017	32,049	–	–	–
David Goodrum	64,167	–	–	$2.00	12/1/2008	35,833	–	–	–
	22,138	–	–	$2.26	12/1/2008	27,862	–	–	–
	26,114	–	–	$3.25	12/1/2008	23,886	–	–	–

Clark N. Wilson. All outstanding options can be exercised.  66,667  options were vested as of September 30, 2008.
Cindy Hammes. All outstanding options can be exercised.  50,000 shares granted May 14, 2007, 17,188 were vested as of September 30, 2008.  50,000 shares granted September 17, 2007, 12,991 were vested as of September 30, 2008.
David Goodrum. 100,000 shares granted August 30, 2005, 64,167 shares were vested as of September 30, 2008.  50,000 shares granted July 13, 2006, 22,138 of which were vested as of September 30, 2008.  50,000 shares granted May 18, 2007, 26,114 of which were vested as of September 30, 2008.  Mr. Goodrum’s service to the Company was terminated in September 2008 and all options owned by Mr. Goodrum expired in December 2008 prior to exercise.

Board of Director Compensation

As the only director on our Board who also is an employee of our company, Mr. Clark Wilson does not receive any additional compensation for his service as a member of our Board. We reimburse our directors for travel and lodging expenses in connection with their attendance at Board and committee meetings. Our non-employee directors each received an option to purchase 20,000 shares of common stock upon joining our Board.  Audit committee members receive additional compensation equal to $5,000 per year and compensation committee members receive additional compensation equal to $3,000 per year.

Director Compensation - 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Victor Ayad	25,000	–	–	–	–	–	25,000
Jay Gouline	31,500	–	–	–	–	–	31,500
William Weber	–	–	–	–	–	–	–
Sidney Christopher Ney	33,000	–	–	–	–	–	33,000
Barry Williamson	33,000	–	–	–	–	–	33,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of the mailing of this Information Statement, the Company had 23,135,539 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for shareholder approval.

The table below sets forth, as of August 26, 2009, certain information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named above under “Executive Officers of the Registrant,” and (iv) all directors and executive officers of the Company as a group.

Ownership percentages reflected are calculated based on 23,135,539 shares of Common Stock issued and outstanding as of the date hereof and include securities exercisable to purchase shares of Common Stock or convertible into shares of Common Stock only for the holder of such derivative securities.  We currently have outstanding options to purchase 568,334 shares of common stock, warrants to purchase 1,837,191 shares of our common stock at an exercise price of $2.00 per share, and convertible promissory notes which can be converted into 8,250,000 shares of our common stock. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Executive Officers
Clark N. Wilson (2)	13,699,888	58.6%
Jay Gouline (3)	50,000	*
William Weber (3)	20,000	*
Cindy Hammes (3)	100,000	*
Current Directors and Officers as a Group (4 persons)	13,869,888	58.9
Other 5% Shareholders
Tejas Securities Group, Inc. 401(k) Plan & Trust FBO John J. Gorman, John J. Gorman TTEE (4)	3,658,940	15.2
Grandview LLC (5)	1,946,875	7.8
The Goldman Sachs Group, Inc (6)	2,238,395	9.7
LC Capital Master Fund (7)	2,517,170	9.8%
*Less than 1%.

Notes Regarding Beneficial Ownership Table:

(1) Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of Common Stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.  Unless otherwise noted, the address of the persons and entities listed in the table above is c/o Green Builders, Inc., 8121 Bee Caves Road, Austin, Texas  78746.

(2) Includes 12,460,826 shares held directly by Mr. Wilson, 100,000 shares issuable upon exercise of stock options, 125,000 shares issuable upon the conversion of convertible promissory notes, and 14,062 shares issuable upon the exercise of warrants. Also includes 1,000,000 shares held by certain trusts for the benefit of Mr. Wilson’s minor children. Mr. Wilson does not have voting or dispositive power over the shares held by such trusts and Mr. Wilson disclaims beneficial ownership of such shares.

(3) All shares listed as owned are issuable upon exercise of stock options.

(4) Includes 900,000 shares issuable upon conversion of convertible promissory notes and 101,250 shares issuable upon the exercise of warrants.  The mailing address of Tejas Securities Group, Inc. 401(k) Plan & Trust FBO John J. Gorman, John J. Gorman TTEE is 8226 Bee Caves Road, Austin, TX 78746.

(5) Share ownership pursuant to Schedule 13D/A filed October 3, 2006. All shares listed as owned are issuable upon conversion of convertible promissory notes and the exercise of warrants.  The mailing address of Grandview LLC is 666 Fifth Avenue, 8th Floor, New York, NY 10103.

(6) Share ownership pursuant to Schedule 13G filed February 5, 2009.  The mailing address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.

(7) Share ownership pursuant to Schedule 13D filed November 14, 2006. All shares listed as owned are issuable upon conversion of convertible promissory notes and the exercise of warrants. Pursuant to certain contractual agreements between LC Capital Master Fund and us, LC Capital Master Fund may only elect to convert that number of shares issuable upon conversion of its convertible promissory notes or exercise that number of shares issuable upon exercise of its warrants equal to 9.9% of our outstanding common stock. Absent such contractual agreements, LC Capital Master Fund would be deemed to beneficially own 4,171,875 shares of common stock, all of which would be issuable upon conversion of convertible promissory notes or exercise of warrants.  The mailing address of LC Capital Master Fund is 680 Fifth Avenue, Suite 1202, New York, NY 10019.

Certain Relationships and Related Transactions

Employment Agreement with Clark Wilson

On February 14, 2007, we entered into an employment agreement with Clark N. Wilson, our President and Chief Executive Officer. The agreement provides Mr. Wilson with a base salary of $240,000 per annum, subject to increase, but not decrease, based on Mr. Wilson’s performance, as determined by the Compensation Committee of the Board of Directors. In the event of the involuntary termination of Mr. Wilson’s service with us, the agreement provides for monthly payments equal to Mr. Wilson’s monthly salary payments to continue for 12 months. The agreement contains a provision whereby Mr. Wilson is not permitted to be employed in any position in which his duties and responsibilities comprise residential land development and homebuilding in Texas or in areas within 200 miles of any city in which we are conducting land development or homebuilding operations at the time of such termination of employment for a period of one year from the termination of his employment, if such termination is voluntary or for cause, or involuntary and in connection with a corporate transaction.

Consulting Arrangement with Audrey Wilson

In February 2007 the Company entered into a consulting agreement with Audrey Wilson, the wife of Clark N. Wilson, its President and Chief Executive Officer. Pursuant to the consulting agreement, the Company agreed to pay Ms. Wilson $10,000 per month for a maximum of six months.  Ms. Wilson agreed to devote at least twenty-five hours per week assisting the Company with the following activities: (i) the establishment of “back-office” processes for homebuilding activities, including procurement, sales and marketing and other related activities, and (ii) developing the Company’s marketing strategy.  Subsequent to the completion of the six month period in July 2007, Ms. Wilson continued to provide consulting services to the Company at no cost to the Company.  On May 13, 2008, the Company entered into a new agreement with Ms. Wilson in which she was to be paid $10,000 per month for a maximum of 12 months.  In an effort to reduce Company expenditures as of December 31, 2008, Ms. Wilson continued to provide consulting services at no cost to the Company. The company paid Ms. Wilson $30,000 for services performed in the three months ended December 31, 2008.

Financing with LNZCO, LLC

On March 12, 2009 the Company entered into an agreement with LNZCO, LLC (“LNZCO”) pursuant to which LNZCO will provide between $1 and $2 million in financing for the construction of single family residences.  Each promissory note issued pursuant thereunder bears interest at a rate of prime plus 5.0%, has a one point origination fee, and matures in one year.  The loan for each residence is 65% of the sales price of the associated improved property.   In June 2009, the Company received a promissory note from LNZCO for approximately $330,000 for the purchase of approximately 32 acres of commercial land in Georgetown Village.  The promissory note bears interest at a rate of 10%, had a two point origination fee, and matures one year from the date of issuance and can be extended for an additional 12 months for an additional two point extension fee . The Company had borrowings of $448,000 from LNZCO at June 30, 2009.  LNZCO is wholly-owned by the Lindsey May Kathryn Wilson 1995 Trust, the beneficiaries of which are the minor children of Clark Wilson, the President and Chief Executive Officer of the Company.  The Company’s Audit Committee reviewed the proposed terms from LNZCO and compared them to the terms of other financing arrangements available to WFC at this time.  The Audit Committee of the Company’s Board of Directors determined that LNZCO could provide the most favorable financing terms to WFC and approved the LNZCO terms as being fair as to the Company and WFC as of the time of authorization.

Vendor Payments

The Company has entered into contractual work agreements with Wilson Roofing.  Wilson Roofing is owned by relatives of Clark N. Wilson, the Company’s President and Chief Executive Officer.  The Company paid Wilson Roofing approximately $360,000 in fiscal 2008.  Management believes that services were provided at fair market value.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of a registered class of the Company’s equity securities are required to report their ownership of the Company’s common stock and other equity securities and any changes in that ownership to the SEC.  Based solely upon a review of forms received by us and written representations of the reporting persons, we believe that all filing requirements applicable to the Company’s officers, directors and greater than 10% shareholders have been met for the Company’s most recent fiscal year.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of our Board appointed the firm of PMB Helin Donovan, LLP, independent auditors, for the fiscal year ending September 30, 2008 (fiscal 2008).  PMB Helin Donovan LLP has served in this capacity since 2005.

The following is a summary of the fees billed to Green Builders, Inc. for professional services rendered for the fiscal year ended September 30, 2008 (fiscal 2008) and the nine month period ended September 30, 2007 (fiscal 2007):

Fee Category	Fiscal 2008	Fiscal 2007
Audit Fees	$139,362	177,918
Audit-Related Fees	6,160	-
Tax Fees	11,760	17,170
All Other Fees	-	25,910
Total Fees	$157,282	220,998

The aggregate fees included in the Audit Fees category are fees billed for the fiscal years for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees for each of the other categories are fees billed in the fiscal years.

Audit Fees.  Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-KSB, for the review of the financial statements included in our Quarterly Reports on Forms 10-Q and 10-QSB and registration statement consent procedures.  Audit fees in fiscal 2008 consisted of $139,362 and audit fees in fiscal 2007 consisted of $177,918.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financials statements that are not already reported under “Audit Fees.”  There were no audit related fees in fiscal 2007.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services included the preparation of our tax returns and work performed which was related to our change in independent auditors. We had tax fees of approximately $11,760 in fiscal 2008 and $17,170 in fiscal 2007.

All Other Fees.  Consists of fees incurred in connection with the preparation and filing of our Registration Statement on Form S-1.  We had no other fees in fiscal 2008 and other fees of approximately $25,910 in fiscal 2007.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

NO DISSENTER’S RIGHTS

Under the Texas Business Organizations Code, our shareholders are not entitled to dissenter’s rights with respect to the election of directors.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon, other than elections to office.

PROPOSALS BY SECURITY HOLDERS

None.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will, upon the written request of any person who is a beneficial owner of our Common Stock on the Record Date, furnish without charge a copy of our annual report filed with the SEC on Form 10-KSB for the year 2008. Such request should contain a representation that the person requesting this material was a beneficial owner of our Common Stock on the record date. Such request should be sent to the Secretary at our address indicated on the cover page of this information statement.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Common Stock.

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for shareholder communications such as this information statement with respect to two or more shareholders sharing the same address by delivering a single information statement addressed to those shareholders. We may deliver a single information statement to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a shareholder at a shared address to which a single copy of this information statement was delivered. Any such request should be directed to our Secretary at the address indicated on the cover page of this information statement. If, at any time, you decide you wish to receive a separate copy of all future shareholder communications, or if you are receiving multiple copies of such shareholder communications and wish to receive only one, please notify us of your request at the address indicated on the cover page of this information statement.

By Order of the Board of Directors

September 4, 2009